UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2011

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On October 24, 2011, Veeco Instruments Inc. (“Veeco” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2011.  In connection with the release and the related conference call, Veeco posted a presentation relating to its third quarter 2011 financial results on its website (www.veeco.com).  Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 20, 2011, Veeco’s Board of Directors voted to amend Veeco’s Bylaws, effective immediately, to provide for majority voting in uncontested elections of directors, changing from the previous standard of plurality voting.   A copy of the Bylaws amendment is furnished as Exhibit 3.1 to this report.  In connection with this amendment, the Board also amended its Corporate Governance Guidelines to provide that directors who fail to receive the required number of votes for re-election shall tender a letter of resignation.  A copy of the Corporate Governance Guidelines, as amended, can be found on the Company’s website www.veeco.com, under the Corporate Governance heading, which is accessible via the Investors page.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

3.1	Amendment No. 2 to the Fourth Amended and Restated Bylaws of Veeco effective October 20, 2011

99.1	Press release issued by Veeco dated October 24, 2011

99.2	Veeco Q3 2011 Highlights, Earnings Conference Call 10/24/11

The information in this report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 24, 2011	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins

Name: Gregory A. Robbins
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

3.1	Amendment No. 2 to the Fourth Amended and Restated Bylaws of Veeco effective October 20, 2011

99.1	Press release issued by Veeco dated October 24, 2011

99.2	Veeco Q3 2011 Highlights, Earnings Conference Call 10/24/11